Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-276660
Prospectus Supplement No. 2
(To Prospectus dated July 24, 2024)
Pinstripes Holdings, Inc.
Primary Offering of
Up to 23,985,000 Shares of Pinstripes Holdings Class A Common Stock Issuable Upon Exercise of the Warrants
Secondary Offering of
Up to 20,962,824 Outstanding Shares of Pinstripes Holdings Class A Common Stock
Up to 4,969,777 Shares of Pinstripes Holdings Class A Common Stock Issuable Upon Conversion of Pinstripes Holdings Series B-1 Common Stock, Pinstripes Holdings Series B-2 Common Stock and Pinstripes Holdings Series B-3 Common Stock
Up to 647,011 Shares of Pinstripes Holdings Class A Common Stock Issuable Upon Exercise of Pinstripes Options
Up to 172,806 Shares of Pinstripes Holdings Class A Common Stock Issuable Upon the Vesting of Restricted Stock Units
Up to 2,912,500 Shares of Pinstripes Holdings Class A Common Stock Issuable Upon Exercise of the Oaktree Warrants
Up to 11,910,000 Shares of Pinstripes Holdings Class A Common Stock Issuable Upon Exercise of Private Placement Warrants
Up to 11,910,000 Private Placement Warrants to Purchase Pinstripes Holdings Class A Common Stock

This prospectus supplement updates, amends and supplements the prospectus dated July 24, 2024 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-276660). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.
This prospectus supplement is being filed to update, amend and supplement certain information contained in the Prospectus. This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.
Pinstripes Holdings Class A Common Stock and Public Warrants are quoted on The New York Stock Exchange under the symbol “PNST” and “PNST WS”, respectively. On September 18, 2024, the closing price of the Pinstripes Holdings Class A Common Stock was $1.04, and the closing price of the Public Warrants was $0.03.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.
INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 10 OF THE PROSPECTUS.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 19, 2024.

ABOUT THIS PROSPECTUS SUPPLEMENT
We are filing this prospectus supplement to amend and update the “Beneficial Ownership of Securities” and “Selling Securityholders” tables and the applicable footnotes of the Prospectus to reflect a transfer of 250,000 shares of Pinstripes Holdings Class A Common Stock, and a distribution of 2,346,762 shares of Pinstripes Holdings Class A Common Stock, 896,104 shares of Pinstripes Holdings Series B-1 Common Stock, 896,103 shares of Pinstripes Holdings Series B-2 Common Stock (collectively, with the Pinstripes Holdings Class A Common Stock, the Pinstripes Holdings Series B-1 Common Stock and the Pinstripes Holdings Series B-2 Common Stock, the “Common Stock”) and 10,860,000 Private Placement Warrants (the “Warrants”), from Banyan Acquisition Sponsor LLC (the “Sponsor”), one of the selling securityholders previously identified in the Prospectus, to individuals and entities affiliated with the Sponsor. This prospectus supplement is not increasing the number of shares of Common Stock or Warrants being offered under the Prospectus, but only reflecting the transfer of previously registered Common Stock and Warrants.

COVER PAGE OF THE PROSPECTUS
Directly following clause (viii) of the second paragraph on the cover page of the Prospectus, the below language shall be inserted:
On August 1, 2024, the Sponsor transferred 250,000 shares of Pinstripes Holdings Class A Common Stock, and, on August 2, 2024, distributed 2,346,762 shares of Pinstripes Holdings Class A Common Stock, 896,104 shares of Pinstripes Holdings Series B-1 Common Stock, 896,103 shares of Pinstripes Holdings Series B-2 Common Stock and 10,860,000 Private Placement Warrants, to entities affiliated with the Sponsor.
BENEFICIAL OWNERSHIP OF SECURITIES
The information in the table that appears under the caption “Beneficial Ownership of Securities” on pages 104 and 105 of the Prospectus is modified by replacing the previous corresponding rows in the table, as well as the corresponding footnotes, with the information below.

	Pinstripes Holdings Class A Common Stock		Pinstripes Holdings Series B-1 Common Stock		Pinstripes Holdings Series B-3 Common Stock		Pinstripes Holdings Series B-3 Common Stock
Name of Beneficial Owners	Number of Shares	Ownership Percentage (1)	Number of Shares	Ownership Percentage	Number of Shares	Ownership Percentage	Number of Shares	Ownership Percentage	Percentage of Total Voting Power
Banyan Acquisition Sponsor LLC (1)	—	—%	—	—%	—	—%	—	—	—%
Jerry Hyman(2)	4,597,140	10.3%	223,878	6.6%	223,878	6.6%	—	—	2.3%
Anthony Querciagrossa (3)	169,324	—%	—	—%	—	—%	—	—	*
All directors and executive officers as a group (8 individuals) (4)	16,805,495	37.6%	1,096,038	32.1%	1,096,038	32.1%	1,395,457	34.9%	32.3%
_________________
*Less than 1%
(1)Keith Jaffee, Otis Carter and George Courtot are the managers of Banyan Acquisition Sponsor LLC, which acts by majority vote of such managers. As such, no individual manager of Banyan Acquisition Sponsor LLC exercises voting or dispositive control over, or will be deemed to have beneficial ownership of, any of the securities held by Banyan Acquisition Sponsor LLC. The address of the Sponsor is 400 Skokie Blvd., Suite 820, Northbrook, Illinois, 60062.
(2)Includes 3,885,832 shares underlying Private Placement Warrants exercisable within the next 60 days.
(3)Includes 41,595 shares of Pinstripes Holdings Class A Common Stock subject to vested options and 13,865 shares of Pinstripes Holdings Class A Common Stock subject to options vesting within the next 60 days.
(4)Unless otherwise noted, the business address of each of the directors and officers of the Company is 1150 Willow Road, Northbrook, Illinois, 60062.

SELLING SECURITYHOLDERS
The information in the table that appears under the caption “Selling Securityholders” on pages 106 through 110 of the Prospectus is modified by replacing the previous table rows for the below entities and individuals, as well as the corresponding footnotes, with the information below.

	Number of Securities Owned Prior to Offering		Number of Securities Being Offered		Securities Owned After the Offering Assuming the Offered Securities are Sold
Name of Selling Securityholder	Shares of Class A Common Stock	Private Placement Warrants	Shares of Class A Common Stock	Private Placement Warrants	Number of Shares of Class A Common Stock	Percent of Outstanding Shares of Class A Common Stock	Number of Private Placement Warrants	Percent of Outstanding Private Placement Warrants
Banyan Acquisition Sponsor LLC (1)	—	—	—	—	—	*	—	*
Keith W. Jaffee S. Trust (2)	5,044,896	3,885,832	4,943,186	3,885,832	101,710	*	—	*
Bruce Lubin(3)	161,860	100,000	161,860	100,000	—	*	—	*
Otis Carter(4)	166,702	100,000	156,531	100,000	10,171	*	—	*
Matthew P. Jaffee Gift Trust dtd 6/30/20(5)	375,262	116,667	370,176	116,667	5,086	*	—	*
Jerry Hyman(6)	5,050,408	3,885,832	5,050,408	3,885,832	—	*	—	*
Andrew R. Heyer(7)	227,338	111,111	134,400	111,111	92,938	*	—	*
B Cohn Family LLC(8)	99,249	50,000	91,649	50,000	7,600	*	—	*
Britni N. Jaffee Gift Trust dtd 6/30/20(9)	36,372	16,667	31,286	16,667	5,086	*	—	*
Cobb Trust UAD 2/10/95 as Amended 4/20/16(10)	617,889	333,333	495,835	333,333	122,054	*	—	*
Dan M Blaylock(11)	488,723	166,667	336,156	166,667	152,567	*	—	*
Gregg Schneider Family Trust(12)	252,950	100,000	189,061	100,000	63,889	*	—	*
Grey Investments LLC - PE(13)	75,243	33,333	63,037	33,333	12,206	*	—	*
Heyer Investment Management(14)	118,056	55,556	67,201	55,556	50,855	*	—	*
Laura Leigh Jacobsen Living Trust dtd 1/13/2003(15)	319,473	166,667	304,624	166,667	14,849	*	—	*
Lynsey P. Jaffee Gift Trust dtd 6/30/20(16)	36,372	16,667	31,286	16,667	5,086	*	—	*
Mark Schneider(17)	225,433	100,000	189,061	100,000	36,372	*	—	*
Neal B Schneider Family Trust(18)	225,433	100,000	189,061	100,000	36,372	*	—	*
PLS Holdings LLC(19)	287,500	100,000	134,933	100,000	152,567	*	—	*
Schneider GC LLC(20)	225,433	100,000	189,061	100,000	36,372	*	—	*
The Hilton Garner Revocable Trust 2020(21)	376,223	166,667	315,197	166,667	61,026	*	—	*
The Jerome & Anastasia Angel Revocable Trust of 1985 As Amended(22)	376,223	166,667	315,197	166,667	61,026	*	—	*
X-MEN LLC(23)	112,718	50,000	94,532	50,000	18,186	*	—	*
Anton and Kimberley Rimsza Trust(24)	594,444	400,000	594,444	400,000	—	*	—	*
Beacon Reading LLC(25)	301,223	166,667	301,223	166,667	—	*	—	*
George A. Courtot Family Trust.(26)	35,000	5,000	35,000	5,000	—	*	—	*
Lynn R. Holstein Revocable Trust(27)	69,445	50,000	69,445	50,000	—	*	—	*
Mitchel A. Greenberg Revocable Trust(28)	138,890	100,000	138,890	100,000	—	*	—	*
Perutz LLC(29)	134,556	—	134,556	—	—	*	—	*
Peter L. Holstein Revocable Trust(30)	89,445	50,000	89,445	50,000	—	*	—	*
Scott Jacobson(31)	301,223	166,667	301,223	166,667	—	*	—	*
Walter Herbst(32)	134,556	—	134,556	—	—	*	—	*
_________________
*less than 1%
(1)Keith Jaffee, Otis Carter and George Courtot are the managers of the Sponsor, which acts by majority vote of such managers. As such, no individual manager of the Sponsor exercises voting or dispositive control over, or will be deemed to have beneficial ownership of, any of the securities held by the Sponsor. Keith Jaffee, Otis Carter and George Courtot are affiliates of the Sponsor. In addition, Keith Jaffee served as a Chief Executive Officer and Director of Banyan until the completion of the Business Combination. Otis Carter served as a Director of Banyan until the completion of the Business Combination. George Courtot was Chief Financial Officer of Banyan prior to the Business Combination.
(2)The shares include (i) 101,710 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 23,290 shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing, (iii) 586,307 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (iv) 223,879 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (v) 223,878 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (vi) 3,885,832 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Keith W. Jaffee, in his capacity as Trustee of the Keith W. Jaffee S. Trust, has voting and investment power with respect to the shares held by the Keith W. Jaffee S. Trust. Mr. Jaffee is an affiliate of the Sponsor and served as Chief Executive Officer and a Director of Banyan until the completion of the Business Combination.
(3)The shares include (i) 13,023 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Banyan Class B Common Stock, (ii) 4,973 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock and (iii) 4,974 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock, (iv) 22,050 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (v) 8,420 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (vi) 8,420 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (vii) 100,000 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Mr. Lubin served as a Director of Banyan until the completion of the Business Combination.
(4)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 8,682 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Banyan Class B Common Stock, (iii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing, (iv) 3,315 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock, (v) 3,315 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock, (vi) 22,050 shares of Pinstripes Holdings Class A Common Stock issued as distributed by the Sponsor, (vii) 8,420 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (viii) 8,420 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (ix) 100,000 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Mr. Carter served as a Director of Banyan until the completion of the Business Combination.
(5)The shares include (i) 5,086 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 1,164 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing, (iii) 229,679 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (iv) 11,333 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (v) 11,333 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (vi) 116,667 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Keith Jaffee, as Trustee of Matthew P. Jaffee Gift Trust dtd 6/30/20, has in such capacity voting power and investment power with respect to the shares held by Matthew P. Jaffee Gift Trust dtd 6/30/20. Keith Jaffee is an affiliate of the Sponsor and served as Chief Executive Officer and Director of Banyan until the completion of the Business Combination.
(6)The shares include (i) 101,711 shares of Pinstripes Holdings Class A Common Stock issued in exchange for Mr. Hyman’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 23,289 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing, (iii) 28,801 shares of Pinstripes Holdings Class A Common Stock underlying restricted stock units (“RSUs”) granted to Mr. Hyman on January 19, 2024, which vest on the first anniversary of the grant date, subject to Mr. Hyman’s continued service as a Director on the Pinstripes Holdings Board, (iv) 586,308 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (v) 223,878 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (vi) 223,878 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (vii) 3,885,832 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Mr. Hyman served as Chairman of Banyan’s board of directors prior to the Business Combination.
(7)The shares include (i) 92,938 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 23,289 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing and (iii) 111,111 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor.
(8)The shares include (i) 5,594 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 2,006 shares of Pinstripes Holdings Class A Common Stock purchased after the Business Combination, (iii) 1,281 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing, (iv) 22,888 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (v) 8,740 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (vi) 8,740 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (vii)

50,000 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Barry Cohn, as Manager of B Cohn Family LLC, has in such capacity voting power and investment power with respect to the shares held by B Cohn Family LLC.
(9)The shares include (i) 5,086 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 1,164 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing, (iii) 7,629 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (iv) 2,913 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (v) 2,913 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (vi) 16,667 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Keith Jaffee, as Trustee of the Britni N. Jaffee Gift Trust dtd 6/30/20, has in such capacity voting power and investment power with respect to the shares held by the Britni N. Jaffee Gift Trust dtd 6/30/20. Keith Jaffee is an affiliate of the Sponsor and served as Chief Executive Officer and Director of Banyan until the completion of the Business Combination.
(10)The shares include (i) 122,054 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 27,946 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing, (iii) 76,292 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (iv) 29,132 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (v) 29,132 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (vi) 333,333 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Steven D. Cobb, as Trustee of Cobb Trust UAD 2/10/95 as Amended 4/20/16, has voting and investment power of the shares held by the Cobb Trust UAD 2/10/95 as Amended 4/20/16.
(11)The shares include (i) 152,567 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 34,933 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing, (iii) 76,292 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (iv) 29,132 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (v) 29,132 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (vi) 166,667 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor.
(12)The shares include (i) 36,372 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 27,517 shares of Pinstripes Holdings Class A Common Stock purchased after the Business Combination, (iii) 8,328 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing, (iv) 45,775 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (v) 17,479 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (vi) 17,479 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (vii) 100,000 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Gregg Schneider, as Trustee of Gregg Schneider Family Trust, has in such capacity voting power and investment power with respect to the shares held by Gregg Schneider Family Trust.
(13)The shares include (i) 12,206 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 2,794 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing, (iii) 15,258 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (iv) 5,826 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (v) 5,826 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (vi) 33,333 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Alex Sharrin, as Manager of Grey Investments LLC - PE, has in such capacity voting power and investment power with respect to the shares held by Grey Investments LLC - PE.
(14)The shares include (i) 50,855 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 11,645 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing and (iii) 55,556 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Andrew Heyer, as Managing Member of Heyer Investment Management, has in such capacity voting power and investment power with respect to the shares held by Heyer Investment Management.
(15)The shares include (i) 14,849 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 3,401 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing, (iii) 76,292 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (iv) 29,132 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (v) 29,132 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock and (vi) 166,667 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Laura Leigh Jacobsen, as Trustee of the Laura Leigh Jacobsen Living Trust dtd 1/13/2003, has in such capacity voting power and investment power with respect to the shares held by the Laura Leigh Jacobsen Living Trust dtd 1/13/2003.
(16)The shares include (i) 5,086 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 1,164 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing, (iii) 7,629 shares of Pinstripes Holdings Class A

Common Stock as distributed by the Sponsor, (iv) 2,913 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (v) 2,913 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (vi) 16,667 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Keith Jaffee as Trustee of the Lynsey P. Jaffee Gift Trust dtd 6/30/20 has in such capacity voting power and investment power with respect to the shares held by Lynsey P. Jaffee Gift Trust dtd 6/30/20. Keith Jaffee is an affiliate of the Sponsor and served as Chief Executive Officer and Director of Banyan until the completion of the Business Combination.
(17)The shares include (i) 36,372 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 8,328 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing, (iii) 45,775 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (iv) 17,479 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (v) 17,479 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (vi) 100,000 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor.
(18)The shares include (i) 36,372 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 8,328 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing, (iii) 45,775 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (iv) 17,479 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (v) 17,479 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (vi) 100,000 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Neal B. Schneider, as Trustee of the Neal B Schneider Family Trust, has in such capacity voting and investment power with respect to the shares held by the Neal B Schneider Family Trust.
(19)The shares include (i) 152,567 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 34,933 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing and (iii) 100,000 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Patrick A Salvi, as Manager of PLS Holdings LLC, has in such capacity voting power and investment power with respect to the shares held by PLS Holdings LLC.
(20)The shares include (i) 36,372 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 8,328 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing, (iii) 45,775 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (iv) 17,479 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (v) 17,479 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (vi) 100,000 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Schneider GC LLC is controlled by Mark Schneider, Gregg Schneider and Neal Schneider. As a result, each of Schneider GC LLC, Mark Schneider, Gregg Schneider and Neal Schneider could be deemed to share voting control and investment power over the shares held by Schneider GC LLC.
(21)The shares include (i) 61,026 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 13,974 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing, (iii) 76,292 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (iv) 29,132 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (v) 29,132 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (vi) 166,667 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Hilton Garner, as Trustee of the Hilton Garner Revocable Trust 2020, has in such capacity voting power and investment power with respect to the shares held by the Hilton Garner Revocable Trust 2020.
(22)The shares include (i) 61,026 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 13,974 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing, (iii) 76,292 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (iv) 29,132 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (v) 29,132 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (vi) 166,667 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Jerome Angel, as Trustee of the Jerome & Anastasia Angel Revocable Trust of 1985, As Amended, has in such capacity voting power and investment power with respect to the shares held by the Jerome & Anastasia Angel Revocable Trust of 1985, As Amended.
(23)The shares include (i) 18,186 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 4,164 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing, (iii) 22,888 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (iv) 8,740 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (v) 8,740 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (vi) 50,000 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. X-MEN LLC is controlled by Mark Schneider, Gregg Schneider, Neal Schneider and James Schneider.

As a result, each of the aforementioned parties could be deemed to share voting control and investment power over the shares held by X-MEN LLC.
(24)The shares include (i) 110,248 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (ii) 42,098 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (iii) 42,098 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (iv) 400,000 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Kimberley A. Rimsza, as Trustee of the Anton and Kimberley Rimsza Trust, has in such capacity voting power and investment power with respect to the shares held by the Anton and Kimberley Rimsza Trust.
(25)The shares include (i) 76,292 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (ii) 29,132 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (iii) 29,132 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (iv) 166,667 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Peter Cameron, as the sole member of Beacon Reading LLC, has in such capacity voting power and investment power with respect to the shares held by Beacon Reading LLC.
(26)The shares include (i) 30,000 shares of Pinstripes Holdings Class A Common Stock transferred by the Sponsor and (ii) 5,000 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. George A. Courtot and Patricia E. Courtot each serve as Trustee of the George A. Courtot Family Trust. As a result, each of the aforementioned individuals could be deemed to share voting power and investment power with respect to the shares held by the George A. Courtot Family Trust.
(27)The shares include (i) 11,025 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (ii) 4,210 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (iii) 4,210 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (iv) 50,000 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Lynn R. Holstein, as Trustee of the Lynn R. Holstein Revocable Trust, has in such capacity voting power and investment power with respect to the shares held by the Lynn R. Holstein Revocable Trust.
(28)The shares include (i) 22,050 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (ii) 8,420 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (iii) 8,420 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock and (iv) 100,000 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Mitchel Greenberg, as Trustee of the Mitchel A. Greenberg Revocable Trust, has in such capacity voting power and investment power with respect to the shares held by the Mitchel A. Greenberg Revocable Trust.
(29)The shares include (i) 76,292 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (ii) 29,132 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor and (iii) 29,132 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor. Andrew Perutz, as Manager of Perutz LLC, has in such capacity voting power and investment power with respect to the shares held by Perutz LLC.
(30)The shares include (i) 31,025 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (ii) 4,210 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (iii) 4,210 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (iv) 50,000 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor. Peter Holstein, as Trustee of the Peter L. Holstein Revocable Trust, has in such capacity voting power and investment power with respect to the shares held by the Peter L. Holstein Revocable Trust.
(31)The shares include (i) 76,292 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (ii) 29,132 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor, (iii) 29,132 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor and (iv) 166,667 shares of Pinstripes Holdings Class A Common Stock underlying the Warrants as distributed by the Sponsor.
(32)The shares include (i) 76,292 shares of Pinstripes Holdings Class A Common Stock as distributed by the Sponsor, (ii) 29,132 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock as distributed by the Sponsor and (iii) 29,132 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock as distributed by the Sponsor.